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                                                                   EXHIBIT 99.1


PRESS RELEASE                                       SOURCE: CPC of America, Inc.


   MED ENCLOSURE, LLC SUBMITS IDE FOR THE MEDCLOSE(TM) ARTERIAL CLOSURE DEVICE


Sarasota, Fla., July 12, 2005 - CPC of America, Inc. (OTCBB: CPCF.OB) reports that it's subsidiary, Med Enclosure, LLC, has submitted an Investigative Device Exemption ("IDE") application to the FDA for the Rev "A" Internal Puncture Closure Device (MedClose(TM)) in preparation for launching a U.S. (IDE) clinical study. Biomed Research, Inc., the contract designer and developer of the MedClose(TM), previously reported in August 2004 the successful completion of GLP animal testing of the MedClose(TM). The Company reported on January 11, 2005 the initiation of the manufacturing and sterilization of units in preparation of the IDE applications. The Company has successfully manufactured 800 units, including the completion of procedures and processes relating to the sterilization, packaging, manufacturing, engineering, and testing of the MedClose(TM) device.

The MedClose(TM) is a proprietary catheter based system that uses Tisseel(R) VH Fibrin Sealant to rapidly seal arterial puncture sites following angiography and angioplasty. MedClose(TM) is not presently available for human use. The MedClose(TM) is easily administered by a single operator, and provides excellent tactile feedback at the point of vessel wall capture. The MedClose(TM) incorporates an efficient tissue factor / biological glue "mixing" feature, and a fixed guide wire to ensure centering of the intra-lumenal balloon within the femoral artery. The GLP animal testing demonstrated that homeostasis with MedClose(TM) occurred 78% faster than manual compression, with rapid ambulation and no re-bleeding. Angiography showed widely patent arteries in all animals with no embolization, and histopathology confirmed earlier findings of excellent healing associated with Tisseel(R). Gross exam revealed no nodes on the artery to indicate where it had been catheterized. Exam under dissecting microscope showed healing so complete in some cases that it was not possible to locate the access site on the adventitia or intima. Though not yet confirmed in human studies, this finding suggests that the same vessel location may be re-accessed after closure with MedClose(TM). The Company expects to initiate human (IDE) studies in late Q3 or early Q4 of 2005, which is projected one quarter or less away than what was indicated in the January 11, 2005 press release.

MedClose(TM) is the proprietary property of Med Enclosure, LLC, a subsidiary of CPC of America, Inc (OTCBB: CPCF.OB) of Sarasota, Florida. Biomed Research, Inc. is a privately held corporation that provides to Med Enclosure, LLC on a contract basis product research, development, manufacturing and regulatory advisory services.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, and actual circumstances, events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to differences include, but are not limited to, the risk that the FDA may not approve the IDE application for MedClose(TM) or, if approved, that any such investigation may be unfavorable; that that CPC may be unable to obtain FDA approval for commercial sale of MedClose(TM); and the risk that CPC may be unable to obtain capital as and when needed. For a discussion of these and other factors, which may cause actual events or results to differ from those projected, please refer to CPC's most recent annual report on Form 10-KSB and quarterly reports on Form 10-QSB, as well as other subsequent filings with the Securities and Exchange Commission. CPC of America, Inc cautions readers not to place undue reliance on any forward-looking statements. CPC does not undertake, and specifically disclaims any obligation, to update or revise such statements to reflect new circumstances or unanticipated events as they occur.

CONTACT:  Rod Shipman  RAS@ragnar.cc
          CPC of America, Inc.  (941) 727-4370 o Fax (941) 727-4371

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SOURCE: CPC OF AMERICA, INC.